HAMPSHIRE GROUP, LIMITED

                                Notice of 2006


                                 Annual Meeting


                                       And


                                 Proxy Statement

                            HAMPSHIRE GROUP, LIMITED
                1924 Pearman Dairy Road - Anderson, SC 29625-1303
                     Phone: 864-231-1200 - Fax: 864-231-1201
                                 April 20, 2006


Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Hampshire Group, Limited on Thursday, May 18, 2006. The meeting will be held at 10:00 A.M., at The Princeton Club of New York, 15 West 43rd Street, New York, New York.

     The official Notice of the Annual Meeting, Proxy Statement and the accompanying Proxy are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

     After the formal part of the meeting, members of management will be making a presentation regarding the Company's performance for the past year and there will be an opportunity for Stockholders to ask questions of management or to comment on matters pertaining to the Company's operations.

     The vote of every Stockholder is important. To ensure proper representation of your shares at the meeting, please complete, sign and date the enclosed proxy card and return it as soon as possible, even if you currently plan to attend the Annual Meeting. The advance signing of your proxy card will not prevent you from voting in person if you attend, but will ensure that your vote will be counted if for any reason you are unable to attend.

     Please,   the  prompt  submission  of  your  proxy  card  will  be  greatly appreciated.

                                          Sincerely,


                                          /s/ Ludwig Kuttner

                                          Ludwig Kuttner
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                            HAMPSHIRE GROUP, LIMITED
                             1924 Pearman Dairy Road
                             Anderson, SC 29625-1303


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2006


Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at 10:00 A.M. on Thursday, May 18, 2006, at The Princeton Club of New York, 15 West 43rd Street, New York, New York, to consider and act on the following proposals:

1. To elect five Directors to serve until the next Annual Meeting of Stockholders; and

2. To consider and act upon any other matters that may properly come before the meeting, or any and all postponements or adjournments thereof.

Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice of Annual Meeting.

Stockholders of record at the close of business on April 7, 2006, will be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof.

                                       By Order of the Board of Directors


                                       /s/ Charles W. Clayton
                                       Charles W. Clayton, Secretary

Anderson, South Carolina
April 20, 2006

      TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
      CARD AND  RETURN IT AS  SOON AS  POSSIBLE.   IF YOU RETURN  YOUR
      PROXY CARD, YOU RETAIN  YOUR  RIGHT TO VOTE  AT  THE MEETING.

                            HAMPSHIRE GROUP, LIMITED

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2006, at 10:00 A.M., at The Princeton Club of New York, 15 West 43rd Street, New York, New York, or at any and all postponements or adjournments thereof, for the purposes set forth herein. This proxy statement and the accompanying proxy are first being mailed on or before April 21, 2006 to Stockholders of record as of April 7, 2006 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders, the notice, proxy statement and proxy, are to be paid by the Company. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send materials to their principals and the Company may reimburse them for their expenses in so doing.

                                PROXY INFORMATION

Properly signed and dated proxies received prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

FOR the election as Directors of the Company those five persons designated as nominees.

Any Stockholder giving the proxy enclosed with this statement may cast a vote in person by revoking the proxy at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominees, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date. Any proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

The Company may only send one copy of the proxy statement to multiple Stockholders that share the same address. Upon written or oral request, the Company will promptly supply such Stockholders with additional copies of the proxy statement. Such requests should be made by contacting Hampshire Group, Limited, Attention: Secretary, 1924 Pearman Dairy Road, Anderson, SC 29625-1303, or by calling the Company at 864-231-1200. If Stockholders sharing the same address are receiving multiple copies of the annual report and proxy statement, such Stockholders can request delivery in the future of only a single copy of the annual report and proxy statement by contacting the Company at the above address.

                    SHAREHOLDERS ENTITLED TO VOTE AND QUORUM

Holders of record of the Common Stock, par value $0.10 (the "Common Stock") at the close of business on the Record Date, April 7, 2007, are entitled to notice of and to vote at the Annual Meeting.

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum, but will not have an affect on the vote.

                            OUTSTANDING VOTING STOCK

As of the Record Date, there were 7,862,505 shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

                               BENEFICAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the proxy statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed herein have sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to such shares.

---------------------------------------------------------------------------------------------------
                       STOCKHOLDER                                           Shares     Percent (1)
---------------------------------------------------------------------------------------------------
Ludwig Kuttner - 627/712 Plank Road, Keene VA 22946                        2,627,556 (2)  33.25%
---------------------------------------------------------------------------------------------------
FMR Corp. - 82 Devonshire Street, Boston MA 02109                            939,557 (3)  11.95%
---------------------------------------------------------------------------------------------------
Royce & Associates, LLC-1414 Avenue of the Americas, New York, NY 10019      801,100 (4)  10.19%
---------------------------------------------------------------------------------------------------
AMVESCAP PLC - 11 Devonshire Square, London EC2M 4YR, England                533,800 (5)   6.79%
---------------------------------------------------------------------------------------------------
Heartland Advisors, Inc. - 789 North Water Street, Milwaukee, WI  53202      500,000 (6)   6.36%
---------------------------------------------------------------------------------------------------
Peter W. Woodworth  - 702 Main Street, Winona, MN 55987                      485,306 (7)   6.17%
---------------------------------------------------------------------------------------------------
Joel Goldberg                                                                  5,000        *
---------------------------------------------------------------------------------------------------
Michael C. Jackson                                                               -          *
---------------------------------------------------------------------------------------------------
Harvey L. Sperry                                                              10,000        *
---------------------------------------------------------------------------------------------------
Irwin W. Winter                                                                  200        *
---------------------------------------------------------------------------------------------------
Marc Abramson                                                                 17,704        *
---------------------------------------------------------------------------------------------------
Michael S. Culang                                                                -          *
---------------------------------------------------------------------------------------------------
Jeffrey Meier                                                                    -          *
---------------------------------------------------------------------------------------------------
Eugene Warsaw                                                                  7,000        *
---------------------------------------------------------------------------------------------------
All directors and executive officers as a group (13 persons)               2,874,345      36.37%
---------------------------------------------------------------------------------------------------

*Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1) On April 7, 2006, the Record Date, there were 7,862,505 shares of Common Stock issued and outstanding. The calculation of percentage ownership for each listed beneficial owner is based on the number of shares issued and outstanding on the Record Date, plus shares of Common Stock subject to options held by such person on the Record Date and exercisable within 60 days thereafter.

(2) Ludwig Kuttner Includes 224,431 shares purchased for the account of Mr. Kuttner under the Company's Common Stock Purchase Plan for Directors and Executives, 40,000 shares issuable under presently exercisable options and 1,190,000 shares owned by a company controlled by Mr. Kuttner. Also includes 377,728 shares held by his spouse and 160,000 shares held by their sons as to which Mr. Kuttner disclaims beneficial ownership.

                                      -2-

(3) FMR Corp. Based on information contained in the Schedule 13G/A filed with the SEC on February 14, 2006 jointly by FMR Corp., Fidelity Management & Research Company ("Fidelity"), Fidelity Low Priced Stock Fund, Edward C. Johnson III, and Abigail P. Johnson, FMR Corp. is the parent company of Fidelity and members of the Johnson family and trusts for their benefit are the predominant owners of the voting stock of FMR Corp. According to the
     Schedule 13G/A, Fidelity is the beneficial owner of 939,557 shares of Common Stock through the Fidelity Low Priced Stock Fund. According to the
     Schedule 13G/A, Edward C. Johnson III and FMR Corp., through their control of Fidelity, each have sole power to dispose of the 939,557 shares owned by the investment funds, but do not have or share voting power with respect to the shares.

(4) Royce & Associates LLC Based on information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2006, Royce & Associates, LLC possessed sole voting and disposition power with respect to 801,100 shares of Common Stock.

(5) AMVESCAP PLC Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on March 1, 2006 by AMVESCAP PLC on its behalf and on behalf of its subsidiary, AIM Funds Management, Inc. According to the Schedule 13G, each of AMVESCAP PLC and AIM Funds Management, Inc. possessed sole voting and disposition power with respect to 533,800 shares of Common Stock.

(6) Heartland Advisors, Inc. Based on information contained in the Schedule 13G/A filed with the SEC on February 3, 2006 by Heartland Advisors, Inc. and William J. Nasgovitz. According to the Schedule 13G/A, each of Heartland Advisors, Inc. and William J. Nasgovitz possessed sole voting and disposition power with respect to 500,000 shares of Common Stock.

(7) Peter W. Woodworth Include 112,504 shares held by his spouse and 6,000 shares held by his children, as to which Mr. Woodworth disclaims beneficial ownership.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company's directors are elected annually and serve until the next annual meeting and until their successors have been duly elected and qualified. The Company's Amended and Restated By-Laws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. By resolution of the Board of Directors, the number of directors has been established as five. Therefore, at the Annual Meeting, five directors for the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified.

The Nominating Committee of the Board of Directors of the Company has nominated Ludwig Kuttner, Joel Goldberg, Michael C. Jackson, Harvey L. Sperry and Irwin W. Winter for election as directors at the Annual Meeting, each of whom currently serves as a director. Should any of these nominees not remain a candidate at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

Ludwig Kuttner                     Age 59                   Director since 1977

Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and from 1994 through the present. He continues to serve as Managing Member of Hampshire Investments, Inc. and K Holdings, LLC, two investment companies. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

Joel Goldberg                      Age 62                   Director since 1998
           Member of the Audit, Compensation and Nominating Committees

Dr. Goldberg is a licensed organizational consultant and has been a human resources consultant for thirty years. He is the founder and President of Career Consultants, Inc., a human resources consulting firm. Dr. Goldberg serves on the Board of Directors of Phillips-Van Heusen Corporation, Merrimac Industries, Inc., Marcal Paper Company and Modell's Inc.

Michael C. Jackson                 Age 66     Director 1986-1996 and since 2001

Mr. Jackson is a founding member of Ironwood Partners, LLC and Housatonic Equity Funds, two private equity investment firms. Mr. Jackson retired from Lehman Brothers in 2004. Prior to his retirement, he was a Partner and Managing Director of Lehman Brothers for more than 35 years.

Harvey L. Sperry                   Age 76                   Director since 1977
           Member of the Audit, Compensation and Nominating Committees

Mr. Sperry is a retired Partner of the law firm of Willkie Farr & Gallagher LLP, which provides legal services to the Company.

Irwin W. Winter                    Age 72                   Director since 2003
           Member of the Audit, Compensation and Nominating Committees

Mr. Winter retired in 1999 from Phillips-Van Heusen Corporation, a wholesaler and retailer of branded apparel. From 1987 until retirement, he served as a member of the Board of Directors of Phillips-Van Heusen and Executive Vice President and Chief Financial Officer.

The Board of Directors has determined that Messrs. Goldberg, Jackson, Sperry and Winter qualify as independent members of the Board of Directors under the definition promulgated by the NASDAQ Stock Market.

Voting and Recommendation
-------------------------
Each nominee for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under applicable Delaware law, abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum, but will not have an effect on the vote.

The Board of Directors unanimously recommends a vote `FOR' each of the persons nominated for election to the Board.

                                  OTHER MATTERS

The Company knows of no other business to be acted upon at the Annual Meeting. However, if any business is properly presented at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

                            COMPENSATION OF DIRECTORS

During 2005, each non-employee director received annual director fees of $47,500; Messrs. Sperry and Winter each received annual committee fees of $26,250 and Dr. Goldberg received annual committee fees of $36,250. Mr. Kuttner, an executive officer of the Company who also serves as a director, did not receive director fees. The Company reimburses the directors for expenses associated with attendance at the meetings of the Board and Committees.

             INFORMATION ABOUT COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three standing committees:

                                 Audit Committee
                                 ---------------
The Audit Committee currently has three members, Irwin Winter (Chairman), Joel Goldberg and Harvey Sperry. The Audit Committee has the authority to retain and terminate the services of the Company's independent accountants, reviews annual financial statements and managements assessment of internal control over financial reporting, considers matters relating to accounting policy and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Winter is a "financial expert," as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K and has appointed him Committee Chairman. Please also see the report of the Audit Committee set forth on Page 12 hereof. A copy of the Audit Committee Charter was filed as an exhibit to the Company's definitive proxy statement in connection with the Company's 2005 Annual Meeting of Stockholders.

                             Compensation Committee
                             ----------------------
The Compensation Committee currently has three members, Joel Goldberg (Chairman), Harvey Sperry and Irwin Winter. The Compensation Committee, as a Committee of the Board of Directors, has oversight responsibility relating to officer and senior management compensation, succession planning for senior management, and such other duties as directed by the Board of Directors. All members of the Compensation Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market. Please also see the report of the Compensation Committee set forth on Page 7 hereof.

                              Nominating Committee
                              --------------------
The Nominating Committee currently has three members, Harvey Sperry (Chairman), Joel Goldberg and Irwin Winter. All members of the Nominating Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market.

The Nominating Committee, as a Committee of the Board of Directors, is responsible to search for candidates to serve as directors of the Company and determines the qualification of the candidates. The Nominating Committee may consider candidates recommended by Stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which the Company operates, possible conflicts of interest, diversity, the extent to which the candidate would fill present needs on the Board of Directors, and concern for the long-term interest of the Stockholders.

In general, persons recommended by Stockholders will be considered on the same basis as candidates from other sources. If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder
Proposals and Nominations For Directors." If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit by mail any pertinent information regarding the candidate to the Chairman of the Nominating Committee c/o Hampshire Group, Limited, 1924 Pearman Dairy Road, Anderson, South Carolina 29625-1303.

The Nominating Committee also recommends candidates for committee membership.

A copy of the Nominating Committee's Charter was filed as an exhibit to the Company's definitive proxy statement in connection with the Company's 2005 Annual Meeting of Stockholders.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Goldberg and Mr. Sperry have served as members of the Compensation Committee since 1998 and 2000, respectively, and Mr. Winter was appointed to the Committee in 2004. No member of the Committee is, or has been, an officer or an employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of an entity that has one or more executive officers who serve on our board of directors or compensation committee.

                    NUMBER OF MEETINGS AND MEETING ATTENDANCE

During the fiscal year ended December 31, 2005, the Board of Directors held six meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the Nominating Committee held one meeting. Each Director attended all of the meetings of the Board and Committees on which he served. The Board of Directors has adopted a policy under which each director is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the Company's directors attended the Company's 2005 Annual Meeting.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The   Compensation   Committee  is   responsible   for   determining   executive
compensation. The Committee reviews and recommends to the Board of Directors cash and other compensation, including stock options, to be paid to management.

COMPENSATION OF ALL EXECUTIVES. The Committee believes that, in order to maximize the Company's profitability, the Company must attract, motivate and retain highly qualified executives. To this end, the Company attempts to provide its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of Stockholders.

DEDUCTIBILITY OF COMPENSATION EXPENSE. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly held corporations for compensation over $1 million for its Chief Executive Officer or any of its four other highest paid executive officers. Certain performance-based compensation is not subject to the deduction limit if certain requirements are met.

The Committee intends to administer executive compensation programs in such a way that anticipated compensation would be fully deductible under the Internal Revenue Code, including submitting plans for Stockholder approval when necessary.

ANNUAL COMPENSATION. Annual compensation for executives consists of a salary and an incentive bonus with more emphasis on incentive bonuses.

BONUSES. Incentive bonuses for Company officers are based on annual goals established by the Committee. The incentive bonus is based on the Company achieving after-tax income goals established by the Committee. The Hampshire Group, Limited Management Incentive Bonus Plan (the "Bonus Plan") was approved by the Stockholders of the Company at a Special Meeting on November 21, 2002. The Bonus Plan is designed to allow the Company to pay "performance-based" compensation that should be exempt from the deduction limitation of Section 162(m). As a result of the adoption of the Bonus Plan, the Company will be entitled to a tax deduction for all compensation paid to the Named Executive Officers for 2005. Incentive bonuses for executives of the Company are determined by a profit incentive plan which includes criteria based on pre-tax income, sales and margin of the respective company.

CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $600,000, annual incentive compensation based on a bonus plan approved for senior management of the Company and annual deferred compensation of $550,000. The incentive bonus paid to Mr. Kuttner for 2005 reflected the achievement of the established goals.

LONG-TERM INCENTIVE COMPENSATION. There was no long-term incentive compensation granted during 2005.

The Compensation Committee has provided this report.

                                   COMPENSATION COMMITTEE
                                   DR. JOEL GOLDBERG, CHAIRMAN
                                   HARVEY L. SPERRY
                                   IRWIN W. WINTER

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the Board of Directors of the Company, are as follows:

------------------------------------------------------------------------------
     Name        Age                   Office
------------------------------------------------------------------------------
Ludwig Kuttner   59   Chairman of the Board, President and
                      Chief Executive Officer, Hampshire Group, Limited
------------------------------------------------------------------------------
Marc Abramson    52   President and Chief Executive Officer,
                      Item-Eyes, Inc.
------------------------------------------------------------------------------
Michael Culang   56   President and Chief Executive Officer,
                      Hampshire Designers, Inc.
------------------------------------------------------------------------------
Charles Clayton  68   Executive Vice President, Secretary and Treasurer,
                      Hampshire Group, Limited
------------------------------------------------------------------------------
Jonathan Norwood 37   Vice President and Chief Financial Officer,
                      Hampshire Group, Limited
------------------------------------------------------------------------------
Jeffrey Meier    58   Vice President Global Sourcing,
                      Hampshire Group, Limited
------------------------------------------------------------------------------
Roger Clark      53   Vice President Finance and Principal Accounting
                      Officer, Hampshire Group, Limited
------------------------------------------------------------------------------
Edward Hurley    57   Executive Vice President and Chief Operating Officer,
                      Hampshire Designers, Inc.
-------------------------------------------------------------------------------
LUDWIG KUTTNER has served as Chairman of the Board of Directors of the Company since 1979 and was President and Chief Executive Officer of the Company from 1979 to 1992 and from 1994 through the present. He continues to serve as Managing Member of Hampshire Investments, Inc. and K Holdings, LLC, two investment companies. Previously, he was engaged in various capacities in the textile industry and as an owner and developer of real property.

MARC ABRAMSON has served as President of Item-Eyes, Inc. since its acquisition in August 2000 and assumed the responsibilities of Chief Executive Officer in August 2005. He had served as Vice President of Sales of the predecessor company from 1983 to 2000 and previously served as the national sales manager of Soko Separates.

MICHAEL CULANG, prior to assuming the responsibilities of President and Chief Executive Officer of Hampshire Designers, Inc., served as President and Chief
Executive Officer of Hampshire Brands, the men's division of Hampshire Designers, from 2004 and previously served as President of the division from 1997. Prior to joining Hampshire, Mr. Culang served as President of Somerset Knitting Mills, a Division of Phillips-Van Heusen from 1986 through 1997.

CHARLES CLAYTON served as Chief Financial Officer of the Company from 1984 through 2000 and from October 2003 through the present and has served as Secretary and Treasurer since 1984. He served as Vice President Finance and Controller from 1978 to 1983. Prior to joining the Company, Mr. Clayton was employed with Price Waterhouse & Co., an international accounting firm.

JONATHAN NORWOOD joined the Company as Vice President and Chief Financial Officer in April 2006. Mr. Norwood was formerly with the Liberty Corporation as the Controller and served as a member of the management team from 2001 until the March 2006 sale of the company. Prior to working for the Liberty Corporation, he served as Chief Financial Officer of Team Vest, LLC. Mr. Norwood began his career with Ernst & Young, LLP in 1991 and became a certified public accountant in 1994.

JEFFREY MEIER joined Hampshire Group in April 2004 as Vice President of Global Sourcing. Prior to joining the Company, he was employed as Chief Executive Officer of Ophir Holdings, Limited from 2002 and served as Executive Vice President International Sourcing for Tommy Hilfiger from 1995 through 2001. Previously, Mr. Meier was employed with Liz Claiborne and Fruit of the Loom in positions of responsibility for international sourcing.

ROGER CLARK, Vice President Finance and Principal Accounting Officer, joined the Company in 1999 as Vice President Finance. Prior to joining the Company, he served as Executive Vice President and Chief Financial Officer of a privately owned apparel manufacturing company.

EDWARD HURLEY has served as Executive Vice President and Chief Operations Officer of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Controller from 1986 to 1993. Previously, he was Controller of the Finishing Division of Springs Industries.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years 2005, 2004 and 2003.

                                            Annual Compensation
                                         --------------------------  Long-Term    All Other
Name and Principal Position     Year     Salary      Bonus    Other Compensation Compensation
---------------------------------------------------------------------------------------------
Ludwig Kuttner                  2005  $  600,000  $  845,740    -        -        $582,342(1)
Chairman, President and         2004     600,000     848,333    -        -         348,459
Chief Executive Officer         2003     400,000     850,850    -        -         232,910
--------------------------------------------------------------------------------------------
Eugene Warsaw (2)               2005   1,000,000     250,860    -        -           4,200(3)
Senior Executive Vice President 2004   1,000,000     398,685    -        -           4,000
and Chief Marketing Officer     2003     350,000   1,547,899    -        -          93,186
--------------------------------------------------------------------------------------------
Michael S. Culang               2005     525,000     764,500    -        -           4,200(3)
President and                   2004     300,000     834,719    -        -           4,000
Chief Executive Officer,        2003     300,000   1,257,394    -        -           4,000
--------------------------------------------------------------------------------------------
Marc Abramson                   2005     580,000     100,000    -                      -
President and                   2004     580,000     100,000    -        -             -
Chief Executive Officer,        2003     580,000         -      -        -             -
Item-Eyes, Inc.
--------------------------------------------------------------------------------------------
Jeffrey Meier                   2005     250,000     562,135    -        -           4,200(3)
Vice President                  2004     187,500     187,500    -        -             -
Global Sourcing                 2003         -           -      -        -             -
--------------------------------------------------------------------------------------------

(1) Pursuant to the terms of a deferred compensation plan, Mr. Kuttner was awarded a contribution of $550,000 for the year ended 2005 and interest of $23,942 has been accrued on the aggregate balance pursuant to the Plan. Further, $8,400 was contributed on behalf of Mr. Kuttner to the Hampshire Group, Limited 401(k) Retirement Saving Plan.

(2) Mr. Warsaw retired effective December 31, 2005; but pursuant to the terms of his employment agreement, he shall be paid the amount of $1,450,000 over a three-year period commencing January 2006.

(3) Represents contribution on behalf of the executive to the Company's 401(k) Retirement Saving Plan.

                              EMPLOYMENT AGREEMENTS

LUDWIG KUTTNER has an employment agreement with the Company as of January 1, 2005, which provides for an annual salary of $600,000, annual incentive compensation based on a bonus plan approved for senior management of the Company and an annual deferred compensation payment of $550,000, as amended. The employment agreement may be terminated by the Company at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive a termination payment equal to three times his average annual compensation for the five calendar years proceeding the year in which the termination occurs, paid in 36 equal monthly installments. Mr. Kuttner may terminate the employment agreement upon six month's written notice.

Mr. Kuttner would receive the termination payment defined above, payable in a lump sum, if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors, and fifty percent of the termination payment if he terminates his employment with six months notice. Mr. Kuttner's spouse, or his designated beneficiary would receive an amount equal to the termination payment if he were to die while employed by the Company, plus the proceeds of a $3 million life insurance policy. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

EUGENE WARSAW retired December 31, 2005. His employment agreement provided for the payment of post retirement benefits in the amount of $1,450,000, plus accrued interest thereon, payable over three years commencing 2006.

MICHAEL S. CULANG has an employment agreement with Hampshire Designers, Inc. as of January 1, 2006, which provides for an annual salary of $600,000 and an incentive bonus based on the adjusted pre-tax income of Hampshire Designers, Inc. The employment agreement may be terminated by the Company at any time upon six month's written notice or by the executive upon three month's written notice.

MARC ABRAMSON has an employment agreement with Item-Eyes, Inc. through December 31, 2008, which provides for an annual salary of $680,000 and an incentive bonus based on the adjusted pre-tax income of Item-Eyes, Inc. The employment agreement may be terminated by the Company at any time upon payment of twelve month's salary of the executive.

the following table sets forth information regarding the exercise of options during 2005 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2005 OPTION VALUES

-------------------------------------------------------------------------------
                                    Number of Securities   Value of Unexercised
               Number of           Underlying Unexercised  In-the-Money Options
                Shares               Options at 12/31/05       at 12/31/05
              Acquired on   Value       Exercisable/          Exercisable/
    Name       Exercise   Realized     Unexercisable        Unexercisable (1)
-------------------------------------------------------------------------------
Ludwig Kuttner     -          -       40,000/13,912        $956,000/$332,497
-------------------------------------------------------------------------------
Marc Abramson   20,000    $409,600       -  /  -                - / -
-------------------------------------------------------------------------------

(1) The averages of the closing bid and ask price of the Company's Common Stock as reported by the NASDAQ National Market on December 31, 2005 was $23.90.

No stock option awards were granted during 2005 to any of the Named Executive Officers.

The following table provides information as of December 31, 2005, with respect to shares of the Company's Common Stock that may be issued under equity compensation plans.

                         EQUITY COMPENSATION PLAN INFORMATION
----------------------------------------------------------------------------------------
                                                                 Number of securities
                       Number of securities  Weighted-average   remaining available for
                        to be issued upon   exercise price of    future issuance under
                           exercise of         outstanding      equity compensation plans
       Plan category   outstanding options,  options, warrants  (excluding securities in
                       warrants and rights     and rights            column (a))
---------------------- --------------------- -----------------  ------------------------
                             (a)                  (b)                   (c)
----------------------------------------------------------------------------------------
Equity compensation
plans approved by           58,312               $4.44                 921,950
security holders
----------------------------------------------------------------------------------------
Equity compensation
plans not approved by        None                 N/A                   None
security holders
----------------------------------------------------------------------------------------
      Total                 58,312               $4.44                 921,950
----------------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised solely of independent Directors complying with the Company's Amended Audit Committee Charter, which takes into account the need to satisfy the independent criteria as defined by Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. In addition, the Board of Directors has determined that Irwin Winter meets the Securities and Exchange Commission requirements for, and has designated him as the Audit Committee Financial Expert, as well as Committee Chairman.

The Board of Directors has adopted a charter for the Audit Committee that specifies the Audit Committee's duties and responsibilities.

With respect to the audited consolidated financial statements for the year ended December 31, 2005, the Audit Committee has reviewed and discussed the statements with management and the engagement partner of Deloitte & Touche LLP ("Deloitte"). Further, the Audit Committee has discussed with the Deloitte engagement partner the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 - Independence Discussions with Audit Committees, as in effect as of the date hereof, and the Committee has discussed with the engagement partner of Deloitte that firm's independence.

In the opinion of the Audit Committee, the non-audit services performed by Deloitte do not affect their independence.

Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee has provided this report.

                                 AUDIT COMMITTEE

                                 IRWIN W. WINTER, CHAIRMAN
                                 DR. JOEL GOLDBERG
                                 HARVEY L. SPERRY

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP ("Deloitte") has served as independent registered public accounting firm for the Company since 1999. A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to questions from Stockholders.

Audit Fees
----------
The aggregate fees of Deloitte for professional services for the audit of the Company's annual consolidated financial statements as of and for the year ended December 31, 2005 and for the limited reviews of the Company's unaudited consolidated financial statements for the first three quarters of 2005 were $256,700 and expenses related thereto were $14,670. During 2005, Deloitte provided audit services relating to Sarbanes-Oxley compliance for which they were paid fees of $262,000 and expenses of $16,617 related thereto. The aggregate fees for the audit and quarterly reviews for the Company for the year 2004 were $228,000 and expenses related thereto were $17,373.

Audit Related Fees
------------------
During 2004, Deloitte provided audit services relating to Sarbanes-Oxley readiness for which they were paid fees of $20,866 and expenses of $3,821 related thereto.

Tax Related Fees
----------------
There were no tax related services rendered by Deloitte for 2005. The aggregate fees billed to the Company during 2004 for tax related services rendered by Deloitte were $44,300, plus related expenses of $1,074.

All Other Fees
--------------
Other fees billed to the Company by Deloitte during 2005 and 2004 were $27,334 and $1,939, respectively.


                          POLICY OF AUDIT COMMITTEE ON
                            PRE-APPROVAL OF AUDIT AND
                        PERMISSIBLE NON-AUDIT SERVICES OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent registered accounting firm for the next year's audit, management will submit a listing of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. AUDIT SERVICES include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. AUDIT-RELATED SERVICES are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, sales and disposals, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. TAX RELATED SERVICES include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. OTHER FEES are those associated with services not captured in the above categories. The Company generally does not request such services from the independent registered accounting firm.

Prior to engagement, the Audit Committee obtains detailed information as to the particular services to be provided, and then completes its pre-approval process. The fees are budgeted and the Audit Committee requires the independent registered accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

The Company assists the directors and executive officers in filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, including Form 4 transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executive officers, there were no delinquent Section 16 reports during the fiscal year ended December 31, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Audit Committee reviews and approves in advance all related-party transactions.

The Company leased two buildings from a company in which Ludwig Kuttner, Chairman and Chief Executive Officer of the Company, and Charles W. Clayton, Executive Vice President of the Company, are the beneficial owners. Rent expense under such leases for the years ended December 31, 2005, 2004 and 2003 was approximately $88,000, $153,000 and $251,000, respectively. The Company's lease for a distribution center in Anderson, South Carolina, expired April 30, 2004, and was not renewed. The lease for the administrative offices was cancelled by mutual consent in March 2006. The terms of the leases with the related company were approved by the Board of Directors of the Company based on independent confirmation that the leases are fair and reasonable and at market rates.

The Company has entered into a twelve-year lease with a company in which Ludwig Kuttner, Chairman and Chief Executive Officer of the Company, and Charles W. Clayton, Executive Vice President of the Company, are the beneficial owners. The 24,000 square foot building, located in Anderson, South Carolina, serves as administrative offices for the Company commencing February 2006. The terms of the lease were approved by the Board of Directors of the Company based on independent confirmation that the terms are fair and reasonable and are at market rates.

The Company entered into a $41,000 purchase agreement for data and communication lines and hardware for the new administrative offices with a company in which Ludwig Kuttner, Chairman and Chief Executive Officer of the Company, is a 75% beneficial owner. The terms of the purchase agreement with Mr. Kuttner were approved by the Board of Directors of the Company as fair and at market rates based on independent bidding.

As part of the Company's announced common stock repurchase plan, the Company purchased 80,000 shares of its common stock from Mr. Kuttner on December 13, 2005, at $24.49 per share which represented the five-day average market closing price prior to the transaction, as reported by NASDAQ.

Mr. Kuttner and Roger B. Clark, Vice President Finance and Principal Accounting Officer, participate in the management of the real estate investment company formally owned by the Company. Such participation does not, in the judgment of the Company, interfere with the performance by Messrs. Kuttner and Clark of their duties for the Company.

The Company entered into a service agreement with an affiliated company, owned by certain officers of Item-Eyes, Inc., to warehouse and distributed a portion of its women's related separates products. The service agreement provides that a fee be paid on a per unit shipped basis. The service agreement expired August 31, 2005 and the warehouse function of Item-Eyes was transferred to an unrelated third-party. Fees paid for the years ended December 31, 2005, 2004, and 2003 were $792,410, $2,288,000 and $2,496,000, respectively, and are included in selling, general and administrative expenses in the consolidated statements of income.

                                PERFORMANCE GRAPH

The following graph sets forth a comparison of the Company's stock performance, the S&P 500 Composite Index and the S&P Textiles & Apparel Index, in each case assuming an investment of $100 on December 31, 2000 and the accumulation and the reinvestment of dividends, where applicable, paid thereafter through December 30, 2005. The Company chose the S&P 500 Composite Index as a measure of the broad equity market and the S&P Textiles & Apparel Index as a measure of its relative industry performance.

                                [OBJECT OMITTED]

----------------------------------------------------------------------------------------
                     12/31/2000  12/31/2001  12/31/2002 12/31/2003 12/31/2004 12/30/2005
                     ----------  ----------  ---------- ---------- ---------- ----------
HAMP                     100        164         279         402       414        610
S&P Textile & Apparel    100        103          95         125       160        161
S&P 500 Index            100         87          67          84        92         95
----------------------------------------------------------------------------------------

               STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Proposals of Stockholders intended to be presented at the Annual Meeting for 2007 must be received by the Company no later than December 22, 2006, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 1924 Pearman Dairy Road, Anderson, SC 29625-1303.

If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting by March 7, 2007, management proxies may confer discretionary authority to vote on matters presented at the Annual Meeting by a Stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934.

                    SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Generally, Stockholders who have questions or concerns should contact the Company's Investor Relations Department at 864-231-1200. However, any Stockholder who wishes to address questions regarding the Company's business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman or individual member of the Board of Directors, c/o Hampshire Group, Limited, 1924 Pearman Dairy Road, Anderson, South Carolina 29625.



                                  By order of the Board of Directors,


                                  /s/ Ludwig Kuttner

                                  Ludwig Kuttner
                                  Chairman of the Board of Directors


Anderson, South Carolina
April 20, 2006


The Company's Annual Report on Form 10-K for the year ended December 31, 2005 (other than exhibits which provides additional information about the Company) filed with the Securities and Exchange Commission, is available on the internet at www.hamp.com and is available in paper form, free of charge to the beneficial owners of the Company's Common Stock upon written request to:

Hampshire Group, Limited, Attn: Secretary, 1924 Pearman Diary Road, Anderson, SC 29625-1303 or email to: cclayton@hamp.com.

===============================================================================
       STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN
        THE ENCLOSED PROXY CARD. YOUR COOPERATION IS GREATLY APPRECIATED.

Hampshire Group, Limited

Focusing on Quality, Value, Style and Service

               PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
         HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS
-------------------------------------------------------------------------------

The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 18, 2006 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry, and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend the meeting and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at The Princeton Club of New York, 15 West 43rd Street, New York, NY, on May 18, 2006 at 10:00 A.M. and at any adjournments thereof, with all power the undersigned would possess if personally present.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

Proposal No. 1:  Election of five directors.
Nominees: 01 - Ludwig Kuttner; 02 - Joel Goldberg; 03 - Michael C. Jackson;
          04 - Harvey L. Sperry; and 05 - Irwin W. Winter.

__For all nominees listed above ___Withhold authority to vote for all nominees
__Withhold authority to vote for any individual nominee  ____, ____, ____, ____.
                                           (write numbers of nominee(s) above).
-------------------------------------------------------------------------------
- - - - - - - - - - - - - - - - - - - FOLD - - - - - - - - - - - - - - - - - -
-------------------------------------------------------------------------------
This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the five nominees for directors listed above.

                      Number of shares: ___________

                      Dated:  _______________, 2006

                      Signature(s)____________________________________________

                                  ____________________________________________

                      Please sign exactly as name(s) appear(s) on the stock certificate. For joint accounts, all co-owners must sign and Executor, Administrators, Trustees, etc. should so indicate when signing.
------------------------------------------------------------------------------